                                                                   EXHIBIT 99.01


Contacts:
Arthur Swift                                    Kristine Mozes
Transmeta Corporation                           Mozes Communications LLC
(408) 919-3003                                  (781) 652-8875


      TRANSMETA CORP. REPORTS Q2 2004 REVENUE UP 18 PERCENT YEAR-OVER-YEAR

         Publicly Demonstrated 1.6 GHz 90-Nanometer Efficeon Processors

SANTA CLARA, Calif. - July 22, 2004 - Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced financial results for its second quarter of fiscal 2004 ended June 25, 2004.

Net revenue for the second quarter of fiscal 2004 was $6.0 million, up 15 percent from $5.2 million in the first quarter of 2004 and up 18 percent from $5.1 million in the second quarter of 2003. GAAP net loss for the second quarter of 2004 was $25.5 million, or a loss of $0.15 per share. This compares with a GAAP net loss of $23.4 million, or a loss of $0.14 per share in the first quarter of 2004 and a GAAP net loss of $22.0 million, or a loss of $0.16 per share in the second quarter of 2003.

Excluding the net effects of non-cash charges and credits of $2.6 million, the non-GAAP net loss for the second quarter of 2004 was $22.9 million, or a net loss of $0.13 per share. This compares with a non-GAAP net loss of $19.6 million, which excludes the net effects of non-cash charges and credits of $3.8 million, or a net loss of $0.11 per share in the first quarter of 2004, and a non-GAAP net loss of $18.3 million, which excludes net non-cash charges of $3.7 million, or a net loss of $0.13 per share in the second quarter of 2003.

"In the second quarter, we grew revenues by 18 percent year-over-year, increased unit shipments of our Efficeon processors by about 130 percent sequentially and made significant progress on our 90-nanometer Efficeon processors," said Dr. Matthew R. Perry, president and CEO of Transmeta. "The majority of our second quarter revenue came from the thin client and notebook markets, and the overall revenue was spread over a broader base of customers than in the past few quarters.

"We are pleased with the significant progress we are making on our 90-nanometer Efficeon processors. Our demonstration of 1.6 GHz 90-nanometer Efficeon processors at Computex in June was well received by existing as well as potential customers and partners. In fact, our first 90-nanometer customer plans to launch its product late in the third quarter. We also sampled our first 1.7 GHz 90-nanometer Efficeon during the second quarter. We expect some additional Efficeon systems to ship in 2004; however, due to market dynamics and customer resource constraints, the majority of the Efficeon designs are expected to ship in 2005," said Dr. Perry.

"During the quarter, we formed a licensing group within Transmeta to focus on servicing our first LongRun2 licensee and pursuing additional opportunities. In July, we met our planned delivery commitments to our first licensing partner and received $3.0 million in cash as the first installment of our technology transfer fee for our LongRun2 technologies," said Dr. Perry.

HIGHLIGHTS

- Sharp introduced its Mebius Muramasa MobilePC in Japan. The MobilePC, which is the first UPC-like product to use Transmeta's Efficeon(TM) processor, weighs less than two pounds and is 1.2 inches thin.

- Hewlett-Packard announced the availability of its HP Blade PC bc1000 as part of the HP Consolidated Client Infrastructure (CCI) solution. The CCI solution consists of an HP thin client, which is powered by Transmeta's Crusoe(R) processor, and the Blade PC, which is powered by a Transmeta Efficeon processor.

- Fujitsu Siemens recently announced that its new FUTRO S thin client series will utilize Transmeta's Crusoe processors.

- iBase announced that it is using Transmeta's Efficeon processors in its Mini-ITX small board computer, reducing time to market for Efficeon in the embedded and consumer marketplace.

- Transmeta announced that its new 90-nanometer Efficeon processors will include "No Execute" (commonly known as "NX") support as a standard feature. Efficeon processors, in conjunction with the Execution Protection feature in Microsoft's Windows XP Service Pack 2, will offer increased protection against many of the most common types of virus and worm attacks.

- Additional highlights include seven new Tablet PCs and other mobile computers, including those from Elitegroup Computer Systems, JLT Computers and Microstar International. Several European customers also introduced new embedded products in the second quarter, including a single circuit board system from KWS Computersysteme, an embedded industrial PC from MEN Mikro and a compact PCI-CPU from SMA Regelsysteme. All these new products are powered by Transmeta's Crusoe processors.

CURRENT FINANCIAL OUTLOOK FOR THIRD QUARTER 2004

The following outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

The company currently expects its third quarter revenue to be between $8.0 million and $8.7 million, about $3.5 million of which is expected to be revenue from its first LongRun2(TM) licensing partner for the transfer of LongRun2 technologies. GAAP net loss per share for the third quarter is expected to be in the range of $0.11 to $0.13 and a non-GAAP net loss per share in the range of $0.10 to $0.12. The expected non-GAAP net loss per share excludes the effect of non-cash amortization and deferred compensation charges, which are expected to be approximately $2.3 million for the third quarter. Operating expenses are expected to be around $22.0 million. Cash and equivalents at the end of September is expected to be approximately $65.0 million.

CONFERENCE CALL

The company will hold a conference call at 2:00 pm Pacific Time today, July 22, 2004, to discuss the second quarter fiscal 2004 financial results. To participate, please dial (719) 457-2617 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company's website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112, passcode 763758. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

ABOUT TRANSMETA CORPORATION

Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions and specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Efficeon, LongRun2 and Crusoe are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

                              TRANSMETA CORPORATION
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

                                                Three Months Ended               Six Months Ended
                                            -------------------------       -------------------------
                                             June 25,        June 27,        June 25,        June 27,
                                              2004            2003            2004            2003
                                            ---------       ---------       ---------       ---------
                                                   (unaudited)                     (unaudited)
Net revenue                                 $   6,000       $   5,054       $  11,202       $  11,071
Cost of revenue                                 8,011           4,998          13,625           9,450
                                            ---------       ---------       ---------       ---------
Gross profit (loss)                            (2,011)             56          (2,423)          1,621

Operating expenses
   Research and development                    13,719          12,190          26,436          24,669
   Selling, general and administrative          7,418           6,347          14,139          12,981
   Amortization of deferred charges
     and intangible assets                      2,347           2,634           4,751           5,274
   Stock compensation                             230           1,095           1,580           1,531
                                            ---------       ---------       ---------       ---------
     Total operating expenses                  23,714          22,266          46,906          44,455
                                            ---------       ---------       ---------       ---------
Operating loss                                (25,725)        (22,210)        (49,329)        (42,834)
   Interest and other, net                        223             189             454             772
                                            ---------       ---------       ---------       ---------
Net loss                                    $ (25,502)      $ (22,021)      $ (48,875)      $ (42,062)
                                            =========       =========       =========       =========

Net loss per share--basic and diluted       $   (0.15)      $   (0.16)      $   (0.28)      $   (0.30)

Weighted average shares
   outstanding - basic and diluted            174,006         138,678         172,938         138,089

                              TRANSMETA CORPORATION
                         NON-GAAP CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

  The following non-GAAP supplemental information excludes the amortization of deferred charges and intangible assets and non-cash stock compensation awards

                                                    Three Months Ended               Six Months Ended
                                                -------------------------       -------------------------
                                                 June 25,        June 27,        June 25,        June 27,
                                                  2004            2003            2004            2003
                                                ---------       ---------       ---------       ---------
                                                       (unaudited)                     (unaudited)
Net revenue                                     $   6,000       $   5,054       $  11,202       $  11,071
Cost of revenue                                     8,011           4,998          13,625           9,450
                                                ---------       ---------       ---------       ---------
Gross profit (loss)                                (2,011)             56          (2,423)          1,621

Operating expenses
   Research and development                        13,719          12,190          26,436          24,669
   Selling, general and administrative              7,418           6,347          14,139          12,981
                                                ---------       ---------       ---------       ---------
     Total operating expenses                      21,137          18,537          40,575          37,650
                                                ---------       ---------       ---------       ---------
Operating loss                                    (23,148)        (18,481)        (42,998)        (36,029)
   Interest and other, net                            223             189             454             772
                                                ---------       ---------       ---------       ---------
Net loss                                        $ (22,925)      $ (18,292)      $ (42,544)      $ (35,257)
                                                =========       =========       =========       =========
Net loss per share--basic and diluted           $   (0.13)      $   (0.13)      $   (0.25)      $   (0.26)

Weighted average shares
   outstanding - basic and diluted                174,006         138,678         172,938         138,089

The non-GAAP amounts have been adjusted to eliminate the following:

Amortization of deferred charges
   and intangible assets                        $   2,347       $   2,634       $   4,751       $   5,274
Stock compensation                                    230           1,095           1,580           1,531

Net loss in accordance with U.S. GAAP           $ (25,502)      $ (22,021)      $ (48,875)      $ (42,062)

                              TRANSMETA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                        June 25, 2004     Dec. 26, 2003
                                                        -------------     -------------
                                                         (unaudited)
Assets
Current assets
   Cash and short-term investments                         $ 84,689          $120,765
   Accounts receivable, net                                   3,492             1,719
   Inventories                                               12,025             8,796
   Prepaid and other current assets                           3,888             3,671
                                                           --------          --------
     Total current assets                                   104,094           134,951
Property and equipment, net                                   5,119             5,305
Other assets                                                 28,322            31,334
                                                           --------          --------
     Total assets                                          $137,535          $171,590
                                                           ========          ========

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable and other current liabilities          $ 18,822          $ 12,246
   Current portion of accrued restructuring costs             1,668             1,916
   Current portion of long-term obligations                  15,303            21,499
                                                           --------          --------
     Total current liabilities                               35,793            35,661
Long-term accrued restructuring costs                         3,496             4,155
Long-term payables                                              181               356
Stockholders' equity                                         98,065           131,418
                                                           --------          --------
     Total liabilities and stockholders' equity            $137,535          $171,590
                                                           ========          ========